UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2009
StemCells, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California	94304

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650.475.3100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 18, 2008, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 of StemCells, Inc. (the “Company”) (Registration No. 333-151891) (the “Registration Statement”). The Registration Statement permits the issuance, from time to time, by the Company of shares of the Company’s common stock, preferred stock and debt securities up to a combined amount of $100,000,000.
A prospectus supplement dated June 8, 2009 to be filed with the Securities Exchange Commission contemplates the sale of up to $30,000,000 of shares of the Company’s common stock, par value $0.01 per share from time to time in at-the-market offerings pursuant to a Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co.
In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the Agreement.
On June 8, 2009, the Company issued a press release announcing results from the Phase I clinical trial of its proprietary HuCNS-SC® product candidate (purified human neural stem cells). The full text of the Company’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated June 5, 2009.

5.1	Opinion of Ropes & Gray LLP.

99.1	Press release of StemCells, Inc. dated June 8, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2009	StemCells, Inc.
/s/ Ken Stratton
	Name:	Ken Stratton
	Title:	General Counsel

Exhibit Index

Exhibit
Number	Description

1.1	Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated June 5, 2009.

5.1	Opinion of Ropes & Gray LLP.

99.1	Press release of StemCells, Inc. dated June 8, 2009.